Exhibit 10.36

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into by and between VIRAL GENETICS, INC., a Delaware corporation (the "Client"), and Robert Berliner, ("Consultant") effective the 1st day of January 2011.

(the Client and Consultant are jointly referred to herein as the "Parties")

WHEREAS, Client is a Client engaged in the business of developing and distributing biomedical products and technology; and

WHEREAS, Consultant has been engaged in and has experience in the Client's business; and

WHEREAS, the Client desires to provide for the engagement of Consultant, to clearly set forth the relationship between the parties, and to restrict Consultant from using certain confidential information and from competing with the Client in the future.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1) Non-Exclusive Engagement of Consultant; Term. The Client hereby engages Consultant as its nonexclusive provider of the consulting services described in this Agreement, for a term (the "Term") which will commence on the date of this Agreement and end December 31, 2015.

2) Consultant Services. On the terms and conditions set forth in this Agreement, Consultant will provide the following services to the Client as directed by the Client (the "Services"):

a)	review of legal documents concerning intellectual property of Client;

b)	review of financial statements, public filings and disclosures, and press releases of information by Client related to intellectual property matters;

c)	from time to time and as requested by Client present or communicate with investors, partners, or other third parties in connection with intellectual property matters related to Client; and

d)	other areas in which Consultant has expertise as reasonably requested from time to time by the Client.

The Services shall not include the drafting, filing, prosecution or maintenance of any patent application or patent.

3) Method of Providing Services. Consultant shall be available for a teleconference meeting with the management of the Client during the Term. Consultant will perform Services, and may communicate with the Client's management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as mutually determined, subject to the reasonable convenience of the parties. Unless requested otherwise by the Client, Consultant shall communicate with the Client's management through the Client's President. Acting in good faith and consistent with ordinary business practices with respect to advisory relationships, Consultant shall devote a reasonable amount of time per month to the provision of the Services described herein.

4) Performance. Consultant agrees to at all times faithfully, industriously, and to the reasonable best of his abilities, experience, and talents, perform all of the Services that may be required of and from him pursuant to the express and explicit terms hereof.

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5) Independence of Parties. Nothing contained in this Agreement shall constitute either party as an employee, partner, co-venturer or agent of the other, it being intended that each shall act as an independent contractor with respect to the other. Consultant is not authorized to speak on behalf of the Client or bind it in any manner.

6) Compensation.

a)	Fees. For and in consideration of the agreement of Consultant to enter into and perform under this Agreement, the Client shall pay to Consultant $5,000 per month (the "Fee"). Earned but unpaid Fees due hereunder shall automatically and without a requirement for notice or consent by either party accrue under the Convertible Note attached hereto as Exhibit A.

b)	Options. For and in consideration of the agreement of the Consultant to enter into this Agreement and as an incentive for the Consultant to use his best efforts in pursuit of the Client's business, concurrently with the execution of this Agreement the Client and Consultant shall enter into an option agreement for a bonus of 3,000,000 options, in the form attached hereto as Exhibit B (the "Initial Option"), provided that the exercise price shall be determined as set forth in this paragraph. On each annual anniversary during the Initial Term and each subsequent one-year extension period as described in paragraph 5, if any, Client shall grant an additional option of similar tenor but in an amount equal to not less than 1,000,000 options (each an "Annual Option"). The exercise price of the Initial Option shall be equal to the volume weighted average price ("VWAP") for the twenty trading days immediately following the actual date of execution of this Agreement. The exercise price of each Annual Option thereafter shall be equal to the VWAP for the twenty (20) trading days commencing January 1 of each such year.

c)	Benefits, Other Consideration. No benefits, vacation pay, or other consideration or remuneration of any kind shall be owed to Consultant by the Client, unless specifically referenced herein.

d)	Reimbursement of Expenses. The Client shall reimburse all expenses incurred by Consultant in the performance of the Services, provided that any such expenses in excess of $750 shall require the prior, written authorization of the Client.

7) Client Representations and Warranties. The Client hereby represents and warrants, knowing that Consultant is relying thereon, that:

a)	The Client is duly organized, validly existing and in good standing under the laws of the state of Delaware. The Client is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.

b)	All Shares issuable upon exchange of salary and, upon receipt of the full exercise price, where applicable, all shares issued to Employee under options will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of any liens, claims or encumbrances, except for restrictions imposed by reference to the registration requirements of the Securities Act of 1933.

8) Consultant Representations. Consultant hereby represents, knowing that the Client is relying thereon, that:

a)	Consultant is an Accredited Investor, as that term is defined in Regulation D in the Securities Act, 1933, and Consultant has completed the attached Exhibit C, or, in lieu of this, Consultant agrees that the Option and Shares shall only be issued immediately if and when an appropriate exemption from registration exists or an effective registration statement is available;

b)	Consultant has not in the past, nor will he in the future engage in any activity contrary to the securities laws of any jurisdiction including, without limitation, those of the United States of America; and

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c)	Consultant has read and accepted the Viral Genetics Intellectual Property Agreement, attached hereto as Exhibit D, which is part of this Agreement and the provisions of which shall survive the expiration or earlier termination of this Agreement in strict accordance with the time periods as described therein.

9) Changes to Common Stock. In the event that the Client shall undertake a recapitalization, reverse stock split, forward stock split, reclassification, or other change to its common stock (a "Change in Common Stock Properties"), the quantity of Shares which may be acquired through exercise of any delivered but unexercised options or undelivered options, and the exercise price payable thereto shall be increased or decreased proportionately, in accordance with the terms of said Change in Common Stock Properties.

10) Extension and Renewal. The Term may be extended or renewed, and this Agreement may be amended, only by the written agreement of the parties.

11) Indemnification.

a.	The Client hereby indemnifies and defends the Consultant and each of his executors, heirs, assigns, and representatives, as applicable, (each, an "Indemnitee") against, and holds each Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' fees and disbursements (collectively, "Damages"), that any Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with (whether or not in connection with any third party claim):

i.	any breach of any representation or warranty made by the Client contained in this Agreement;

ii.	the failure of the Client to perform or to comply with any covenant or condition required to be performed or complied with in accordance with this Agreement; and

iii.	the good faith performance of the Services.

b.	Indemnification Procedures for Third Party Claims.

i.	Promptly after notice to an Indemnitee of any claim or the commencement of any action or proceeding, including any actions or proceedings by a third party (hereafter referred to as "Proceeding" or "Proceedings"), involving any Damage referred to in this Section, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against an Indemnitee pursuant to this Section, give written notice to the Client, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any Indemnitee to give such notice shall not relieve the Client of its obligations hereunder, except to the extent that the Client is actually prejudiced by the failure to give such notice.

ii.	In the case of any Proceeding by a third party against an Indemnitee, the Client shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and, after notice from the Client to the Indemnitee of its assumption of the defense thereof, the Client shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof (but the Indemnitee shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnitee as a result of any settlement or compromise thereof that is effected by the Indemnitee (without the written consent of the Client).

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iii.	Anything in this Section 12 notwithstanding, if both the Client and the Indemnitee are named as parties or subject to such Proceeding and either party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the Client may decline to assume the defense on behalf of the Indemnitee or the Indemnitee may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Client shall be relieved of its obligation to assume the defense on behalf of the Indemnitee, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indemnitee in such defense.

iv.	If the Client assumes the defense of any such Proceeding, the Indemntiee shall cooperate fully with the Client and shall appear and give testimony, produce documents and other tangible evidence, and otherwise assist the Client in conducting such defense. The Client shall not, without the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the Client shall fail promptly and diligently to assume the defense thereof, then the Indemnitee may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the Client the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

c.	The provisions of this Section 12 shall survive the expiration or earlier termination of this Agreement.

12. Termination. Except where due to the death of Consultant, Client may not terminate this Agreement during its term without cause. Consultant may terminate this agreement at any time during the term hereof. As used herein, cause shall mean that:

(a) Consultant has materially breached in a manner injurious to the Client the terms of this Agreement (other than as described in subparagraphs (b) and (c) of this paragraph 13), and such breach has not been cured within 30 days following the date of written notice to Consultant of such breach;

(b) Consultant has been grossly negligent in the performance of his duties at least three times in any consecutive 90-day period;

(c) Consultant has engaged in material and willful or gross misconduct in the performance of his duties hereunder;

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(d) Consultant is convicted or pleads nolo contendre with respect to any criminal offense other than misdemeanor traffic violations;

(e) Consultant violates the Client's Code of Ethics, or such other governance standards as are adopted by the Client from time to time; or

(f) Consultant is found by a court of competent jurisdiction to have committed any act or engaged in any conduct that is fraudulent, or Consultant becomes the subject of a civil or criminal proceeding or investigation relating to securities fraud, including, without limitation, proceedings initiated by the National Association of Securities Dealers, and the United States Securities and Exchange Commission.

13. Termination Payment.

(a) In the event that the Consultant's engagement is terminated (i) by the Client for reasons other than cause as defined in paragraph 12, or (ii) is terminated by Consultant for good reason (as hereinafter defined), the Consultant shall be compensated by the Client through (x) a single sum payment due within 30 days after such termination in an amount equal to the monthly Fees provided for in paragraph 6(a) above in effect as of the date of termination multiplied by twelve (12) and payable in cash or, at Consultant's election, in stock as determined under Section 6(a) above, and (y) the minimum number of all options that would be due to Consultant during the Initial Term had the Agreement not been terminated or, in the case of a subsequent one-year extension, the Annual Option due for that year, provided that the exercise price of all such options shall be determined using the VWAP as of the effective date of termination.

(b) In the event that the Consultant's engagement is terminated by the Consultant at any time during the term hereof for any reason other than good reason or is terminated by the Client during the term hereof for cause as provided in paragraph 12, Consultant shall be entitled to receive only that compensation due and payable hereunder with respect to periods ended on or before the date of termination including options for the current year.

(c) As used in this Agreement, termination for "good reason" shall mean termination by the Consultant in the following circumstances: (i) a material breach by Client of this Agreement, and such breach has not been cured within 30 days following the date of written notice to Client of such breach; (ii) any "person", including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder (other than the Client, a subsidiary of the Client, or Affiliates of the Client as of the date affixed hereof, as that term is promulgated by the Securities and Exchange Commission) is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Client representing 50.1 percent or more of the combined voting power of the then outstanding securities of the Client; or (iii) any merger or reorganization of the Client whether or not another entity is the survivor, pursuant to which the holders of all of the shares of the Client outstanding prior to the transaction hold, as a group, less than 50.1 percent of the combined voting power of the Client or any successor company outstanding after the transaction.

14) Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry.

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15) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

16) Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. If the parties agree, there shall be one arbitrator; otherwise there shall be a panel of three arbitrators. The cost of arbitration shall be borne by the Client. Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

17) Governing Law and Disputes. This Agreement shall be governed by the laws of the State of California, without regard to choice of law provisions.

18) Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

19) Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

20) Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

21) Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Client. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

22) Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

23) Enforcement. Consultant acknowledges that any remedy at law for breach of Exhibit D would be inadequate, acknowledges that the Client would be irreparably damaged by an actual or threatened breach thereof, and agrees that the Client shall be entitled to an injunction restraining Consultant from any actual or threatened breach of Exhibit D as well as any further appropriate equitable relief without any bond or other security being required. The Client may pursue enforcement of Exhibit D by commencing an action at law or in equity without first pursuing arbitration pursuant to Section 16 of this Agreement. In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

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24) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties; provided, however, that nothing contained herein shall prevent Consultant from assigning or transferring any of the Shares or options to any person or entity in accordance with applicable securities laws and regulations.

25) Notices. All notices under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

Agreed to effective the 1st day of January 2011

VIRAL GENETICS, INC.	ROBERT BERLINER

By: /s/
President	/s/

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EXHIBIT A

UNSECURED REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, Viral Genetics, Inc., whose address is 2290 Huntington Drive, Suite 100, San Marino, California, 91108, ("Borrower"), promises to pay to or to the order of Robert Berliner ("Lender"), and his successors and assigns, in lawful money of the United States of America, those amounts that are unpaid, due and payable to Lender pursuant to Fees earned under the Consulting Agreement between Borrower and Lender dated effective January 1, 2011 to which this Note is attached (the "Agreement"), and which such amounts are tendered hereunder pursuant to Section 6 (a) of the Agreement, without interest. No additional amounts may be tendered hereunder except for amounts due under the Agreement. This Note, the Agreement and all schedules and exhibits attached thereto are hereinafter referred to as the Transaction Documents.

1. Payment and Advance Terms.

(a) Payment. Borrower shall pay to Lender the entire principal balance under this Unsecured Revolving Credit Note (the "Note") on or before December 31, 2015 (the "Maturity Date"). Borrower shall pay all amounts due under this Note in lawful money of the United States of America and without set-off, deduction, demand or notice.

(b) Exchange of Loan Obligation. All or any portion of the then outstanding principal of this Note ("Exchanged Amount") may be exchanged for shares of Borrower's common stock ("Shares") at the election of the Lender at any time prior to the Maturity Date by Lender giving written notice to Borrower in the form attached as Annex A. In exchange for the Exchanged Amount so exchanged, Lender shall receive a number of Shares equal to the Exchanged Amount divided by the Exchange Price. The Exchange Price shall be equal to the volume-weighted average closing price of the Borrower's common stock for the 20 trading days immediately prior to the date of notice by Lender Date (the "Exchange Date") as reported on the NASD OTCBB, Pinksheets, or other market where Borrower's common stock is then quoted for trading multiplied by 0.8, provided that in the event no such quoted market exists, the Exchange Price shall be determined according to an independent appraisal ratified by the disinterested members of the Borrower's board of directors, or if there are no disinterested members then the board acting unanimously. An election made by the Lender to exchange amounts owed hereunder for Shares cannot be revoked by Lender without the written consent of Borrower. The Borrower shall issue and deliver to the Lender the Shares within 5 business days of receiving notice from Lender. Should such Notice of Conversion represent all of the remaining obligations due hereunder, Lender shall deliver to Borrower the original Note marked "paid in full."

(c) Mandatory Conversion. Any unpaid principal due hereunder upon the Maturity Date shall automatically be exchanged for Shares upon the terms described in Section 1(b) above using the Maturity Date as the Exchange Date, without requiring the additional consent of Lender or Borrower.

2. Interest. This Note shall not bear interest.

3. Application of Payments. Payments will be applied first to any costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the collection of amounts owing pursuant to this Unsecured Revolving Credit Note, and then to reduction of principal. All payments shall be made to Lender at the above-specified address until receipt of notice from Lender to the contrary.

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4. Default Rate. Upon the occurrence of an Event of Default, Lender shall be entitled to receive, and Borrower shall pay to Lender, interest on the outstanding principal balance and any other advances or charges advanced by Lender at a per annum rate equal to the lesser of (a) twelve percent (12%), or (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which due an owing under this Note are paid in full. The preceding sentence, however, shall not be construed as an agreement or privilege to extend the date of the any payment due hereunder, or as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

5. Prepayment. Borrower shall have the right to prepay this Note in whole or in part by providing 30 calendar days advance written notice to Lender. During this period and until the end of the 30 day notice period, Lender may at its sole discretion elect to exercise the exchange rights provided for in Section 1 (b) herein.

6. Security Interest. This Note is Unsecured.

7. Default. Any one of the following occurrences shall constitute an "Event of Default" under this Unsecured Revolving Credit Note provided that Lender shall be required to give written notice of same:

(a) The failure of Borrower to repay all outstanding principal on or before the Maturity Date;

(b) The failure of Borrower to promptly perform any obligation of Borrower under or the existence of an Event of Default as defined in any Transaction Document within thirty (30) days of notice from Lender; or

(c) Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) consecutive days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

8. Remedies. Upon the happening and during the continuation of any Event of Default, (i) Lender may, at its sole option, declare the entire principal immediately due and payable in full; (ii) interest shall accrue on all amounts due hereunder at the Default Rate until paid in full or such Event of Default is cured; and (iii) Lender shall have and may exercise any and all rights and remedies available hereunder, at law and in equity, together with any and all rights and remedies provided in any Transaction Document. The acceptance of any installment or payment after the occurrence of an Event of Default or event giving rise to the right of acceleration provided for herein shall not constitute a waiver of such right of acceleration with respect to such Event of Default or event or any subsequent Event of Default. The remedies of Lender, as provided herein or in any Transaction Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. Any act, omission or commission of Lender, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

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9. Collection Costs. If one or more Events of Default (or any event which with notice or passage of time or both would constitute an Event of Default) hereunder shall occur and continues, Borrower promises to pay all collection costs, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Unsecured Revolving Credit Note, whether or not any lawsuit is filed with respect thereto (including costs and reasonable attorneys' fees on any appeals or in any bankruptcy proceedings).

10. Miscellaneous.

(a) Successors and Assigns. This Note inures to the benefit of Lender and its successors or assigns, and binds Borrower, and its respective permitted successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

(b) Severability. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision of this Note is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(c) Waiver. To the fullest extent permitted by law, Borrower hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the indebtedness evidenced hereby, and any other indulgence or forbearance, and is and shall be directly and primarily liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Borrower's liability hereunder.

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(d) Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be delivered (a) by personal delivery, with receipt acknowledged; (b) by telecopier or electronic mail (with original copy to follow as set forth herein); (c) by reputable overnight commercial courier service; or (d) by United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses as set forth at the first of this Note (subject to the right of a party to designate a different address for itself by notice similarly given). Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

(e) Entire Agreement. This Note (together with the Transaction Documents) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

(f) Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both Borrower and Lender.

(g) Releases by Borrower. Borrower hereby releases Lender from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Lender upon a default by Borrower hereunder.

(h) Remedies Not Exclusive. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under this Unsecured Revolving Credit Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(i) Governing Law. This Note shall be governed by and construed under the laws of the State of California without giving effect to the choice of law provisions thereof.

(j) Consent to Jurisdiction. Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any Federal or state court sitting in Los Angeles County, California, and that such courts shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and the collateral securing Borrower's obligations hereunder.

(k) Time of Essence. Time is of the essence of this Note and all of the obligations hereunder.

(l) Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Unsecured Revolving Credit Note.

(m) Waiver of Jury Trial. BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY EITHER OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THIS UNSECURED REVOLVING CREDIT NOTE, OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON'S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THIS NOTE, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER UNDER THIS UNSECURED REVOLVING CREDIT NOTE.

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(n) Note for Business or Commercial Purpose. BORROWER EXPRESSLY WARRANTS AND REPRESENTS TO LENDER THAT THIS NOTE IS INTENDED FOR AND WILL BE USED FOR A BUSINESS OR COMMERCIAL PURPOSE AND THAT THIS NOTE IS NOT INTENDED FOR A CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSE.

(o) Authority. Borrower (and the undersigned representative of Borrower, if any) represents and warrants that it has full power and authority to execute and deliver this Note , and the execution and delivery of this Note has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower.

(p) Assignment. Lender may assign, transfer, pledge or hypothecate any or all of this Note or the Shares acquirable upon exchange without Borrower's consent.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first above written.

BORROWER: VIRAL GENETICS, INC. By__ /s/_______________________ Haig Keledjian, President and CEO

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the Note pursuant to Section 1(b) therein into shares of common stock, par value $0.0001 per share, of Viral Genetics, Inc., a Delaware corporation ("Shares"), according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature: Name: Address:

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EXHIBIT B

VIRAL GENETICS, INC.

Option for the Purchase of
Shares of Common Stock
Par Value $0.0001

STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, Robert Berliner (the "Optionee") is entitled to purchase from VIRAL GENETICS, INC. (the "Company" or "Corporation"), on the terms and conditions hereinafter set forth, all or any part of 3,000,000 shares ("Option Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"), at an exercise price per share equal to the volume weighted average price for the twenty (20) trading days immediately following the actual date of execution of the Agreement to which this Exhibit B is attached ("Option Price"). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

This option is granted subject to the following further terms and conditions:

1. This option shall vest immediately. The right to exercise this option with respect to any of the Option Shares shall terminate on December 31, 2018. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of that attached to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

(b) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

(i) full payment in cash or by check made payable to the Corporation's order;

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(ii) full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below);

(iii) full payment through a combination of shares of Common Stock valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order;

(iv) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Holder shall provide concurrent irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(v) full payment through conversion of this warrant to purchase Option Shares into the number of fully paid and nonassessable Option Shares calculated pursuant to the following formula:

X = Y (A-B)

           A

where:

X = the number of Option Shares to be issued to the Holder;

Y = the number of Option Shares for which the conversion right is being exercised;

A = the Fair Market Value per share as of the last business day immediately preceding the date of exercise of such conversion right; and

B = the Option Price with respect to such Option Shares.

(c) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(d) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

(e) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the Exercise Date.

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(f) For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the securities exchange or market in which the shares are listing for trading, as such price is officially quoted by such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange or market on the last preceding date for which such quotation exists.

2. The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Option Shares may be practicably impossible. The Optionee shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this option. Optionee shall have piggyback registration rights with management and Affiliates of the Company.

3. The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

4. The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded-up to the nearest whole share.

5. The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems reasonably necessary to satisfy any income tax withholding obligation under federal or state law.

6. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

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7. This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised.

8. The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

9. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

10. This Agreement shall be governed by and construed in accordance with the internal laws of the state of California, without regard to the principles of conflicts of law thereof.

11. Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this option to be executed on the _ day of January 2011 by the signature of its duly authorized officer.

VIRAL GENETICS, INC. By /s/ Duly Authorized Officer

The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.

/s/ Robert Berliner

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Exercise Notice

(to be signed only upon exercise of Option)

TO: Viral Genetics, Inc.

The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, _______ shares of common stock of Viral Genetics, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:

If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Optionee represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Optionee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Optionee understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Optionee acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the option. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ____ day of _________________________, ____..

_____________________________ Signature

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EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

PERSONAL FINANCIAL INFORMATION. The following information pertaining to the undersigned as a natural person and U.S. Persons within the meaning of Regulation S is being provided here in lieu of furnishing a personal financial statement. If correct, please acknowledge category (d) and at least one of categories (a), (b) and (c).

(a) My individual net worth, or joint net worth with my spouse excluding my primary residence, exceeds $1,000,000.

Yes [  ]   No [  ]

_______

INITIAL

(b) My individual income in 2009 and 2010 exceeded $200,000 in each such year, and I reasonably expect my individual income will be in excess of $200,000 in 2011.

Yes [  ]   No [  ]

_______

INITIAL

(c) The joint income of my spouse and I in 2009 and 2010 exceeded $300,000 in each such year, and I reasonably expect our joint income will be in excess of $300,000 in 2011.

Yes [  ]   No [  ]

_______

INITIAL

(d) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Client.

Yes [  ]   No [  ]

______

INITIAL

The foregoing is a true representation of my financial status:

______/s/____

ROBERT BERLINER

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EXHIBIT D

Viral Genetics Intellectual Property Agreement

(the "Viral Genetics IP Agreement")

In consideration of Consultant entering into that certain Consulting Agreement dated as of the date hereof (the "Consulting Agreement") with Viral Genetics, Inc. ("Viral"), Consultant agrees as follows. Capitalized terms used herein that are not defined in this Viral Genetics IP Agreement shall be defined as in the Consulting Agreement.

1. Non-Solicitation. Consultant acknowledges that, in the course of performing Services (as used throughout this Viral Genetics IP Agreement as defined in the Consulting Agreement) for or on behalf of Viral, having access to Viral's technology, reports, processes, materials, knowledge and know-how, data, facilities, books and records, Consultant may from time to time receive Confidential Information (as defined in Paragraph 2, below) of or with respect to Viral and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of Viral. In connection and in furtherance of the foregoing, Consultant may not (whether directly or indirectly; as the principal or on such person's own account; or solely or jointly with others as an Consultant, agent, independent contractor, consultant, general or limited partner, member, stockholder or holder of equity securities of any other person, other than through ownership of less than one percent of a class of publicly-traded securities of a company) engage in any of the conduct or activity described below in this Paragraph 1.

(a) Consultant may not, so long as Consultant is a Consultant of Viral pursuant to the Consulting Agreement and until the third anniversary of the effective date of termination of the Consulting Agreement for any reason, solicit, induce or influence any person that at such time is (or, during the six (6) month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, company, Consultant, or independent contractor of Viral, excluding the University, to terminate any contract or agreement with Viral or leave the service of Viral. Consultant acknowledges that the restrictions in this subparagraph (a) of this Paragraph 1 will not impair Consultant's ability to carry on Consultant's profession or earn a living.

(b) Consultant may not, so long as Consultant is a Consultant of Viral and until the third anniversary of the effective date of termination of the Consulting Agreement for any reason, without the express prior written consent of Viral, participate either directly or indirectly in any discussion or negotiation with any person that at such time is (or, during the six month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, company, Consultant, or independent contractor of Viral the purpose of which discussion or negotiation would be materially adverse to the interests of Viral and the relationship existing between Viral and such person. Consultant acknowledges that the restrictions in this subparagraph (b) of Paragraph 1 will not impair Consultant's ability to carry on Consultant's profession or earn a living.

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2. Non-Disclosure of Information. Consultant understands that the covenants and agreements in this Paragraph 2 may limit Consultant's ability to earn a livelihood in a business similar to the business of Viral of researching, developing and distributing biomedical products and technology, but nevertheless believes that Consultant has received and will receive sufficient consideration and other benefits from Viral so as to clearly justify such restrictions which, in any event (given Consultant's education, skills and ability), Consultant does not believe would prevent Consultant from earning a living:

(a) Consultant acknowledges that, in the course of performing Services for or on behalf of Viral, having access to Viral's technology, reports, processes, knowledge and know-how, data, facilities, books and records, or otherwise being associated with Viral, Consultant will have access to, and become acquainted with, Confidential Information of or with respect to Viral and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of Viral. Consultant (i) hereby stipulates and acknowledges that the Confidential Information constitutes important, material, proprietary and confidential trade secrets of Viral that affect the successful conduct of the business and goodwill of, Viral; (ii) stipulates and acknowledges that any and all of the Confidential Information is the sole and exclusive property of Viral, regardless of whether Consultant was engaged in the development of any of such Confidential Information while performing Services for or on behalf of Viral; (iii) agrees to keep all such Confidential Information in strictest confidence, and not to, directly or indirectly, use or divulge, disclose or communicate to any person (other than a duly-authorized representative of Viral) any such Confidential Information other than in the ordinary course of business of Viral for the benefit of Viral; and (iv) agrees not to copy or otherwise duplicate any such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, other than in the ordinary course of business of Viral for the benefit of Viral. Upon the termination of the Consulting Agreement, and at any time at the request of Viral, shall promptly return to Viral all copies of such Confidential Information delivered to or obtained by Consultant or, at the election of Viral, certify that all copies of such Confidential Information in the possession of Consultant or any person who received such Confidential Information from Consultant have been destroyed or erased, except that Consultant may keep one (1) copy thereof for the purpose of complying with the terms of this Agreement.

(b) "Confidential Information" means, with respect to Viral, any technical, financial, or business information (including, without limitation, manuals, forms, memoranda, reports, journals, data, test results, correspondence, business plans, customer lists, pricing lists, contracts, plans or specifications, or the like) that may disclose (or may reasonably be expected to disclose) the customs and practices, marketing methods and data, services and products, methods of doing business, manner of operation, know-how, formulas, technical data or information, clinical study protocols, patient or biologic information, manufacturing information or know-how, methods, processes, compounds, and other confidential information, regardless of whether in written, oral, graphic, encoded, encrypted, tangible, or intangible forms, all of which the Consultant hereby acknowledges constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act, codified at Sections 3426 et seq. of the California Civil Code.

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(c) Consultant shall have no obligation to preserve the confidential or proprietary nature of any information that (i) was already known to Consultant free of any obligation to keep such information confidential at the time of disclosure of such information; (ii) is or becomes publicly known through no wrongful act of Consultant; (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to Viral; (iv) is disclosed to a third person by Viral without restrictions on confidentiality similar to those contained in this Paragraph 2; (v) is approved for disclosure by written authorization of Viral; (vi) is developed by Consultant or on Consultant's behalf independently of the information disclosed to Consultant by Viral as shown by written record; or (vii) Consultant is obligated to produce pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that Consultant promptly notifies Viral and cooperates reasonably with Viral's efforts to contest or limit the scope of such order.

(d) Except for the assignment provisions as provided in Section 3 of this Viral Genetics IP Agreement, the provisions of this Paragraph 2 shall apply to Consultant throughout the term of the Consulting Agreement and continue in perpetuity.

3. Assignment of Inventions. Consultant shall promptly disclose any Consultant Creations (as defined below) to Viral and any such Consultant Creations shall be Viral's sole property. All original works of authorship that are made by Consultant (in whole or in part, either alone or jointly with others) during and in the performance of the Services and that are protectable by copyright are "works made for hire" as defined in the United States Copyright Act (17 U.S.C.A. Section 101). "Consultant Creation(s)" means any idea, concept, discovery, development, device, design, apparatus, use, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of Viral's biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are made by Consultant, in whole or in part, either solely or jointly with others, during and in the performance of the Services, provided, however, that Consultant does not have a pre-existing obligation to assign any such Consultant Creation to the University. Consultant shall promptly notify Viral in advance or at the earliest reasonable time if any work being performed or proposed by Viral to be performed by Consultant under this Agreement may give rise to Consultant Creations that may be assignable to University under any agreements.

(a) Consultant hereby assigns to Viral, and agrees to assign to Viral in the futurewhere appropriate, any and all such Consultant Creations, and agrees to cooperate with Viral in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of Viral, to the maximum extent permitted by Section 2870 of the California Labor Code. In order that Viral may perfect and protect its rights to Consultant Creations as provided hereunder, Consultant agrees that Consultant's obligations regarding assignment of such Consultant Creations to Viral shall survive termination of Consultant's engagement with Viral for a term of three years following the date of termination of the Consulting Agreement for any reason.

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4. Enforcement. Consultant acknowledges that the covenants and the restrictions contained in this Agreement are necessary and required for the adequate protection of Viral and are necessary to preserve the goodwill of Viral and the value of its existing Confidential Information, inventions, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of Viral, unfair competition by the breaching party, and other irreparable harm and damages to Viral, which cannot be adequately compensated by a monetary award. It is accordingly agreed that Viral or any of its subsidiaries shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Nothing in this Agreement shall be construed as prohibiting Viral from pursuing any other legal or equitable remedies available to Viral for such breach or threatened breach of any of the provisions of this Agreement (including, without limitation, recovery of all damages from Consultant and an equitable accounting of all earnings, profits and other benefits arising from such violation).

5. Conflict. In the event of any conflict between any provision in this Agreement and any provision in the Consulting Agreement, the provision(s) in the Consulting Agreement shall govern.

AGREED:

CONSULTANT

/s/ Robert Berliner VIRAL GENETICS, INC.	DATED:__________________
/s/	DATED:__________________
Haig Keledjian, President

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